Execution Version

Underground Coal Sales Agreement Termination
and Mutual Release Agreement

Among

San Juan Coal Company
And
BHP Billiton New Mexico Coal, Inc.
And
Public Service Company of New Mexico
And
Tucson Electric Power Company

Signature Page to UGCSA Termination
Signature of San Juan Coal Company and BHP Billiton New Mexico Coal, Inc.

Section 0 - Parties and Recitals
THIS UNDERGROUND COAL SALES AGREEMENT TERMINATION AND MUTUAL RELEASE AGREEMENT (“Agreement”) dated July 1, 2015, is between SAN JUAN COAL COMPANY, a Delaware corporation (herein "SJCC"), BHP BILLITON NEW MEXICO COAL, INC., a Delaware corporation (“BBNMC”), and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“PNM”), and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (“TEP”) (herein collectively referred to as "Utilities"), (with SJCC, BBNMC, and Utilities herein sometimes collectively referred to as "Parties").
RECITALS
WHEREAS, except for BBNMC, the Parties are parties to the Underground Coal Sales Agreement dated August 31, 2001, with an effective date of January 1, 2003, as amended from time to time (“UG-CSA”);
WHEREAS, contemporaneous with the closing of the sale of 100% of SJCC’s stock from BBNMC to Westmoreland Coal Company (“Purchaser”) under the Stock Purchase Agreement (as defined below), the Parties desire to terminate the UG-CSA and replace it with a new Coal Supply Agreement between PNM and SJCC;
WHEREAS, under the Stock Purchase Agreement, BBNMC is entitled to amounts due under the UG-CSA through the invoicing process set forth in this Agreement; and
WHEREAS, the purpose of this Agreement is to set forth the agreement between the Parties for the termination of the UG-CSA, and the processes by which the Parties intend to wind up the rights and obligations of the Parties to the UG-CSA.
NOW, THEREFORE, in consideration of the terms, covenants and agreements contained in this Agreement, Utilities jointly and severally agree with SJCC and BBNMC as follows:
AGREEMENT
Section 1 - Definitions
All capitalized terms used but not defined in this Agreement shall have the meaning set forth in the UG-CSA. Also, additional terms are defined throughout this Agreement. When used in this Agreement, the terms defined in this Section 1 shall have the following meanings.

1.1	Closing means the closing of the transaction under the Stock Purchase Agreement.

1.2
CSA means the new Coal Supply Agreement between PNM and Purchaser (which agreement provides, among other things, for the assignment of Purchaser’s rights and obligations thereunder to SJCC as of the Closing), dated July 1, 2015.

1.3	Purchaser means Westmoreland Coal Company, a Delaware corporation, which shall acquire at the Closing 100% of the stock of SJCC and San Juan Transportation Company (“SJTC”) pursuant to the terms of the Stock Purchase Agreement.

1.4
Stock Purchase Agreement means that certain Stock Purchase Agreement entered into between BBNMC and Purchaser, dated July 1, 2015, agreeing, among other things, to the sale and purchase of 100% of the stock of SJCC and SJTC.

Section 2 - Effective Date and Representations

2.1	Effective Time
Sections 1, 2, 8 and 9 of this Agreement shall be effective upon execution of this Agreement by all of the Parties. Sections 3, 4, 5, 6 and 7 of this Agreement shall be effective contemporaneous with the Closing and the effectiveness of the CSA and until such time shall have no force and effect.

2.2	Automatic Termination, etc.
This Agreement shall immediately terminate and have no force and effect in the event of a termination of the Stock Purchase Agreement pursuant to Section 8.1 thereof.
In the event of a delay in Closing beyond December 31, 2015, the Parties agree to cooperate in good faith to: (a) revisit the invoicing provisions contained in Section 4 to ensure a smooth and fair final invoicing process; and (b) adjust the obligations of SJCC and the Utilities under the UG-CSA and this Agreement, as may be necessary and appropriate.

2.3	Representations and Warranties
As of the execution of this Agreement and subject to satisfaction of the applicable conditions precedent described in this Agreement, each Party warrants and represents that:

(A)
it is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(B)
it has the capacity to enter into and perform this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to authorize it to enter into and perform this Agreement have been taken properly;

(C)	this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms; and

(D)	To the knowledge of such Party, there are no defaults, breaches or claims existing under the UG-CSA as between the parties to the UG-CSA.
Section 3 - Termination of the UG-CSA; Reimbursement; Taxes

3.1	UG-CSA Termination; Exceptions; Scope
Except as otherwise set forth in this Agreement, the UG-CSA, specifically including without limitation all provisions described in the UG-CSA as surviving termination or expiration of the UG-CSA, is hereby terminated and of no further force and effect. For the avoidance of doubt, the Parties intend that those obligations, including without limitation the obligations provided in UG-CSA Sections 2.1(D), 2.2(B), 7.3, 12.5(D), 12.6(D), and 14.18, will not survive the termination of the UG-CSA in accordance with this Agreement.

3.2    Pre-Closing Taxes and Royalties; Reimbursement
Notwithstanding anything to the contrary contained herein, (A) if (i) BBNMC is required to and pays pursuant to Section 5.3 of the Stock Purchase Agreement any Taxes (as defined in the Stock Purchase Agreement) for any Pre-Closing Date Tax Periods (as defined in the Stock Purchase Agreement), and (ii) such Taxes would have otherwise been reimbursable by the Utilities as “Operating Costs” (as defined in Exhibit F of the UG-CSA) under the UG-CSA, then the Utilities shall reimburse BBNMC for the amount of such Taxes, and (B) if BBNMC is entitled to and receives pursuant to Section 5.3(h) of the Stock Purchase Agreement any overpayment, refunds or credits for Taxes for any Pre-Closing Date Tax Periods, and (B) such Taxes would have otherwise been refundable to the Utilities under the UG-CSA, then the Party that received the overpayment, refund or credit shall pay to the Utilities the amount of such overpayment, refund or credit.

Notwithstanding anything to the contrary contained herein, if (i) SJCC is required to and pays any retroactively assessed royalties pursuant to the Continuous Highwall Mining Royalty Rate Dispute with the U.S. Minerals Management Service, a 2013 U.S. Bureau of Land Management Regulatory Rulemaking Proceeding seeking designation of highwall mining as surface mining for royalty rate purposes, for any period prior to the Closing, and (ii) such retroactively assessed royalties would have otherwise been reimbursable by the Utilities as “Operating Costs” (as defined in Exhibit F of the UG-CSA) under the UG-CSA, then the Utilities shall reimburse SJCC for the amount of such retroactively assessed royalties.
Section 4 - Final UG-CSA Invoicing and Payment

4.1	Final December 2015 Invoicing Process
SJCC and BBNMC shall cooperate to prepare and submit to Utilities final year end invoices (“Final December 2015 Invoices”) as provided in Section 8.7 of the UG-CSA. To the extent the Parties refer to Section 8.7 of the UG-CSA for final invoicing purposes, Section 8.7 shall survive termination of the UG-CSA only for those purposes. The invoiced amounts submitted to the Utilities shall be paid to

BBNMC. If any amounts invoiced to the Utilities pursuant to this Agreement are paid to SJCC, SJCC shall pay those amounts to BBNMC promptly after receipt by SJCC. BBNMC and the Utilities will work in good faith to settle any disagreements relating to the Final December 2015 Invoices during the thirty (30) day period following delivery thereof from BBNMC to the Utilities. Following resolution of any such dispute, an actual “true-up” invoice for 2015 shall be prepared and agreed by the Parties, and immediate payment shall be made from Utilities to BBNMC or from BBNMC to the Utilities, as the case may be, to account for the difference between the estimated and actual “true-up” Invoice for 2015.

4.2	BBNMC and SJCC Cooperation
BBNMC and SJCC shall cooperate in good faith to effectuate the invoicing and Utilities’ invoice verification rights provided in this Agreement.

Section 5 - Audits of UG-CSA Invoices; Waiver

5.1	Completed Audits
Audits under the UG-CSA are complete and closed through Calendar Year 2009. The Utilities have no further rights to audit, verify or otherwise inspect invoices, books, records or other documentation SJCC has maintained or rendered for periods through December 31, 2009. SJCC also has no further rights to revise or otherwise seek any adjustments to past invoices for periods prior to December 31, 2009.

5.2	Audit Rights; Waiver of Further Audit Rights
Any audits for Calendar Years 2010, 2011, 2012, 2013, 2014 and 2015 are hereby waived (other than Utilities’ right to confirm the amounts of Final December 2015 Invoices as contemplated above), and SJCC also waives any rights it may have to revise or otherwise seek any adjustments to past invoices for the period(s) for which audits are waived; provided however that BBNMC shall have the right to submit Final December 2015 Invoices as contemplated in this Agreement. Upon Utilities' request, BBNMC and/or SJCC shall supply Utilities, by report and/or with actual source documents, the information reasonably necessary to verify the Final December 2015 Invoices; provided, however, that BBNMC and SJCC shall not be required to disclose information which in its reasonable opinion is of a confidential nature due to the relationship of such information to SJCC's operations.

Section 6- Release of the Parties’ Obligations

EXCEPT TO THE EXTENT SPECIFIC OBLIGATIONS ARE DESCRIBED IN OTHER SECTIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION BY REFERENCE TO THE UG-CSA, EFFECTIVE AS OF THE CLOSING, BBNMC,

SJCC, AND THE UTILITIES, FOR THEMSELVES, AND ALL SAN JUAN STATION OWNERS, IN EACH CASE INCLUDING, AFFILIATES, SUCCESSORS AND ASSIGNS THEREOF (EACH, A “RELEASING PARTY"), DOES HEREBY RELEASE AND ABSOLUTELY FOREVER DISCHARGE THE OTHER PARTIES AND THEIR AFFILIATES (THE "UG-CSA RELEASED PARTIES") FROM AND AGAINST ALL UG-CSA RELEASED MATTERS. "UG-CSA RELEASED MATTERS" MEANS ANY AND ALL CLAIMS, DEMANDS, DAMAGES, INDEBTEDNESS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING ATTORNEYS' AND ACCOUNTANTS' FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, THAT ANY RELEASING PARTY HAS, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, WITH RESPECT TO ANY OF THE UG-CSA RELEASED PARTIES: (A) WHICH ARISE FROM, OR ARE IN ANY MANNER RELATED TO THE UG-CSA AT ANY TIME AND (B) WHICH ARISE FROM, OR ARE IN ANY MANNER RELATED TO, THE CONDITION, MANAGEMENT, OPERATION, USE, OR LEASE OF THE SAN JUAN MINE, THE LA PLATA MINE, AND THE HAUL ROAD, AND LANDS SUBJECT TO ASSOCIATED AGREEMENTS AND RIGHTS-OF-WAY AT ANY TIME PRIOR TO THE CLOSING.
IT IS THE INTENTION OF THE RELEASING PARTIES IN EXECUTING THIS AGREEMENT, INCLUDING THIS MUTUAL RELEASE, AND IN GIVING AND RECEIVING THE CONSIDERATION CALLED FOR UNDER THIS AGREEMENT, THAT THE RELEASE CONTAINED IN THIS RELEASE SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF THE UG-CSA RELEASED PARTIES FROM ALL UG-CSA RELEASED MATTERS AND THE FINAL RESOLUTION BY THE RELEASING PARTIES AND THE UG-CSA RELEASED PARTIES OF ALL UG-CSA RELEASED MATTERS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS RELEASE, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT. EACH RELEASING PARTY HEREBY REPRESENTS AND WARRANTS THAT IT HAS NOT KNOWINGLY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY UG-CSA RELEASED MATTER.
THE PROVISIONS OF THIS SECTION 6 SHALL NOT APPLY TO A CLAIM FOR BREACH OF THIS AGREEMENT.
Section 7 - Termination and Release of BHP Minerals International, LLC, Guarantor
Effective as of the Closing, the Utilities hereby terminate the Parent Guarantee, dated January 1, 2008, executed by BHP Minerals International, LLC and hereby release BHP Minerals International, LLC from any and all obligations it may have or have had as Guarantor or in any other capacity under the UG-CSA. For the avoidance of doubt, this release is to include guarantees of any other BHP Billiton entities from other commitments to the Utilities or any of them arising from the UG-CSA or any other related agreements, including without limitation: (a) the August 18, 1980 Grant of Authority; and (b) the 1996 letter agreement associated with the formation of BNCC.
Section 8 - Dispute Resolution

8.1	Matters To Be Arbitrated; Notice of Claims and Defenses; Party Arbitrator Designation

Any Party may demand final and binding arbitration of any dispute, claim or controversy arising out of or relating to this Agreement, performance or actions pursuant to this Agreement, or concerning the interpretation of this Agreement (whether such matters sound in contract, tort or otherwise and including without limitation repudiation, illegality, and/or fraud in the inducement) by giving written notice to the other Parties of all claims it desires to submit to arbitration. The notice shall include a detailed statement of the facts and theories supporting the claims. The Parties on whom the arbitration demand is served shall have thirty days from receipt of the notice to respond in writing to the demand and to submit any additional claims such Parties wish to submit to arbitration at the same time. Each such Party’s response also shall include a detailed statement of the facts and theories supporting the claims and/or defenses asserted. The Party originally demanding arbitration shall reply in writing to any additional claims submitted within ten days from the receipt of such response.

8.2	Selection of Arbitrators
By agreement of the Parties, the Parties shall seek the assistance of the American Arbitration Association (“AAA”) to select an arbitrator from its roster of neutral arbitrators. That arbitrator shall serve as the sole arbitrator to hear and resolve the disputes presented. If for any reason, the AAA arbitrator selection process fails, the Parties shall petition the Chief Judge of the United States District Court for the District of New Mexico for the appointment of an arbitrator. The Parties shall be equally liable for the reasonable fees and expenses of the neutral arbitrator hearing the dispute.

8.3	Arbitration Hearings, Procedures and Timing
All reasonable efforts will be made to hold a hearing on the claims submitted within sixty days after the appointment of the arbitrator. In conducting the hearing, the arbitrator is directed, where feasible and where not inconsistent with the provisions of this section, to adhere to the then-existing American Arbitration Association procedures and rules relating to commercial disputes. Unless otherwise agreed by the Parties, the hearing shall be held in Farmington, New Mexico.

8.4	Choice of Law
The arbitrator shall apply the laws of the State of New Mexico.

8.5	Award and Enforcement
The decision or award of the arbitrator shall be given in writing within thirty days after the conclusion of the hearing. The arbitrator is authorized to award money damages, injunctive and declaratory relief and/or specific performance, if such relief in his or her opinion is appropriate. In any arbitration, each Party shall bear its own costs, expenses, and attorneys' fees. The arbitrator does not have authority to award costs, expenses, or attorneys' fees to the prevailing Party. The award or decision of the arbitrator shall be subject to review or enforcement in accordance with the New Mexico Uniform Arbitration Act, NMSA 1978 §§ 44-7-1 et seq. Any Party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any arbitration award or decision made pursuant to the arbitration provisions of this Agreement.

8.6	Performance Pending Arbitration Decision
During the arbitration, unless otherwise ordered by the arbitrator, the Parties shall continue to perform under this Agreement.

8.7	Definition of “Party” for this Section
For purposes of this Section 8, the Utilities shall be considered a single Party.
Section 9 - General Provisions

9.1	Confidentiality / Non-disclosure
The Parties consider the terms and conditions set forth in this Agreement to be confidential and proprietary information and none of the Parties shall disclose any such information to any third party other than the attorneys, auditors and agents of Utilities, other owners of the San Juan Station, SJCC, and BBNMC without the advance written consent of the other Parties; provided, however, disclosure may be made without advance consent where, in the opinion of counsel, such disclosure may be required by order of court or regulatory agency, law or regulation or in connection with judicial or administrative proceedings involving a Party hereto, in which event the Party to make such disclosure shall advise the other in advance as soon as possible and cooperate to the maximum extent practicable to minimize the disclosure of any such information.
Utilities shall maintain with the owners of the San Juan Station other than the Utilities written confidentiality agreements that are acceptable to SJCC and BBNMC prior to the disclosure of the terms of this Agreement.

9.2	The Utilities’ Duties and Obligations Shall be Joint and Several
The Utilities’ duties and obligations under this Agreement shall be joint and several.

9.3	Notices

A)	Any notice, demand or request provided for in this Agreement, or given or made in connection with this Agreement, shall be in writing, signed by an officer of the Party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail, and if to SJCC, addressed as follows:
San Juan Coal Company
300 West Arrington, Suite 100
Farmington NM, 87401
Attention: President
with a copy addressed as follows:
San Juan Coal Company
Post Office Box 155
Fruitland, NM 87416
Attention: San Juan Mine Manager
and if to BBNMC, addressed as follows:
    BHP Billiton New Mexico Coal. Inc.
300 West Arrington, Suite 100
Farmington NM, 87401
Attention: President

and if to Utilities, addressed as follows:
Public Service Company of New Mexico
Alvarado Square
Albuquerque, NM 87158
Attention: Corporate Secretary
and
Tucson Electric Power Company
Post Office Box 711
Tucson, AZ 85702
Attention: Secretary

B)
Any Party hereto may change its address for notice by so advising the other Parties hereto in accordance with the provisions of this Section 9.3. Any notice given in accordance with the provisions of this Section 9.3 shall be deemed effectively given as of the date of its deposit with the United States Postal Service.

9.4	Choice of Law
The terms and provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of New Mexico, without regard to conflict of law principles.

9.5	Successors and Assigns
This Agreement and all of the obligations and rights herein established shall extend to and be binding upon, and shall inure to the benefit of, the respective successors and assigns of the respective Parties.

9.6	Authorizations
The execution and performance by the Parties of this Agreement have been duly authorized for each Party by all necessary corporate action, require no other authorization, consent or approval and do not contravene any law or contractual restriction binding on the Parties.

9.7	Amendments
This Agreement may be amended only by written instrument executed by all of the Parties with the same formality as this Agreement.

9.8	Construction
The terms and conditions of this Agreement are the result of negotiation and drafting on an equal footing by the Parties and their legal counsel. This Agreement shall be construed evenhandedly and without favor or predisposition to any Party. The titles of sections in this Agreement have been inserted as a matter of convenience or for reference only, and they shall not control or affect the meaning or construction of any of the terms and provisions hereof.

9.9	Entire Agreement
This Agreement supersedes all prior agreements and representations between the Parties, whether written or oral, with respect to the subject matter of this Agreement and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter. Except as specifically set forth in this Agreement, no representations have been made to induce any of the Parties to enter into this Agreement.

9.10	Waiver of Consequential and Punitive Damages.
BBNMC, SJCC, and the Utilities waive any recovery of consequential and punitive damages related to the breach of this Agreement.

9.11	Severability
In the event that any of the terms or conditions of this Agreement, or the application of any such term or condition to any person or circumstance, shall be held invalid by an arbitration panel constituted under this Agreement or any court having jurisdiction in the premises, the remainder of this Agreement, and the application of such terms or conditions to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby, except that the provisions in the remainder of this Agreement shall be construed, and modified where necessary, to effectuate the intentions of the Parties and provide them with the benefit of their bargain.

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Section 10 - Signatures
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized, as of the day and year first herein written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _____             _______________
Name: _____             _______________
Title:     _____                     ___

TUCSON ELECTRIC POWER COMPANY

By: ______/s/ Mark C. Mansfield_____________
Name: ______Mark C. Mansfield_____________
Title:     ______VP Energy Resources___________

SAN JUAN COAL COMPANY

By: _            _______________________
Pat D. Risner, President

BHP BILLITON NEW MEXICO COAL, INC.

By: ___        _______________________
Pat D. Risner, President

FINAL

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized, as of the day and year first herein written.

SAN JUAN COAL COMPANY

By: _/s/__Pat D. Risner_______________________
Pat D. Risner, President

BHP BILLITON NEW MEXICO COAL, INC.

By: _/s/__Pat D. Risner_______________________
Pat D. Risner, President

Section 10 - Signatures
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized, as of the day and year first herein written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _____/s/ Chris M. Olson         _________
Name: ____Chris M. Olson     ______________
Title:     ___ Vice President, Generation     ___

TUCSON ELECTRIC POWER COMPANY

By: _________            _________
Name: ______________            ___
Title:     _____                _________

SAN JUAN COAL COMPANY

By: _            _______________________
Pat D. Risner, President

BHP BILLITON NEW MEXICO COAL, INC.

By: ___        _______________________
Pat D. Risner, President

Signature Page to UGCSA Termination
Signature of San Juan Coal Company and BHP Billiton New Mexico Coal, Inc.